ARTICLES OF INCORPORATION

                                       OF

                     FLEMING CAPITAL MUTUAL FUND GROUP, INC.

                                    ARTICLE I

          THE UNDERSIGNED, Arthur A. Levy whose post office address is 320 Park Avenue, New York, New York 10022, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                   ARTICLE II

          The name of the Corporation is Fleming Capital Mutual Fund Group, Inc.

                                   ARTICLE III

          The purpose for which the Corporation is formed, as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), is to provide investors with one or more managed investment portfolio(s) consisting primarily of securities, including debt instruments and other instruments, and rights of a financial character.

                                   ARTICLE IV

          In furtherance and not in limitation of the powers conferred to the Corporation under Article III herein, the Corporation is expressly empowered as follows:

          (1) To hold, invest and reinvest its assets in securities and other investments including assets in cash.

          (2) To issue and sell Shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

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          (3) To redeem,  purchase  or  otherwise  acquire,  hold,  dispose  of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Corporation) Shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the Charter or the By-Laws of the Corporation.

          (4) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of this Corporation's securities portfolio(s) and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors of the Corporation. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or Shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or Shareholder may be interested.

          (5) To enter into a written contract or contracts appointing one or more underwriters, distributors or agents for the sale of the Shares of the Corporation on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such Shares. Any such contract or contracts may be made with any person even though such person may be an officer, other employee, director or Shareholder of this Corporation or a corporation, partnership, trust or association in which any such officer, other employee, director or Shareholder may be interested.

          (6) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its Shares, such dividend disbursing agent or agents, and such transfer agent or agents and registrar or registrars for its Shares, and such agent or agents for accounting and other administrative services on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, registrars and accounting and administrative services agents out of the income and/or any other property of the Corporation. Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, the Board of Directors of the Corporation may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of this Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors of the Corporation.

          (7) To employ the same person, partnership (general or limited), association, trust or corporation in any multiple capacity under Sections (4),
(5) and (6) of this Article, who may receive compensation from the Corporation in as many capacities in

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which such  person,  partnership  (general or  limited),  association,  trust or corporation shall serve the Corporation.

          (8) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in Article III hereof.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                    ARTICLE V

          The post office address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE VI

          Section 1. The total number of Shares of capital stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) with par value of 1 mil ($.001) per Share and of the aggregate par value of one hundred thousand dollars ($100,000) all of which Shares are designated Common Stock. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors of the Corporation shall have the power and authority, without the approval of the holders of any outstanding Shares, to increase or decrease the number of Shares of capital stock, or the number of Shares of capital stock of any class or series, that the Corporation has authority to issue.

          Section 2. Any fractional Share shall carry proportionately all the rights of a whole Share, including, without limitation, the right to vote and the right to receive dividends.

          Section 3. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation. All Shares issued pursuant to the Charter of the Corporation for which the

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price or consideration  fixed thereon shall have been paid shall be deemed to be fully paid and non-assessable.

          Section 4. The Board of Directors of the Corporation shall have authority to designate and redesignate any authorized but unissued Shares of capital stock from time to time into one or more classes of Shares and separate series within each such class, to fix the number of Shares in any such class or series and to classify or reclassify any unissued Shares with respect to such class or series. Any such class or series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms, conditions of redemption or such other characteristics as the Board of Directors may determine in the absence of contrary determination set forth herein. Subject to applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation, there may be variations fixed and determined by the Board of Directors among different series and classes as to investment objectives, purchase price, right of redemption, special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series or class, voting powers and conversion rights. Pursuant to this Section 4 of Article VI, the Board of Directors has designated two series of the Corporation. The names of such series and the number of shares classified and allocated to these series are as follows:

Name of Series                         Number of Shares Classified and Allocated
--------------                         -----------------------------------------

Fleming Fund                           50,000,000

Fleming Fledgling Fund                 50,000,000


          Section 5. The Directors may from time to time, without Shareholder approval:

          (1) Divide or  combine  the Shares of a series or class into a greater
or  lesser  number  without  thereby  changing  their  proportionate   ownership
interests in assets allocated to such series or class;

          (2) Create one or more series of the Corporation or create one or more classes of Shares of any series or of the Corporation (in addition to any series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Board of Directors shall determine and reclassify any or all outstanding Shares as Shares of particular series or classes in accordance with such eligibility requirements;

          (3) Combine one or more series or classes of Shares into a single series or class on such terms and conditions as the Board of Directors shall determine;

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          (4) Change or eliminate any eligibility requirements for investment in
Shares of any series or class, including without limitation the power to provide for the issue of Shares of any series or class in connection with any merger or consolidation of the Corporation with one or more corporations, trusts, partnerships or associations or any acquisition by the Corporation of part or all of the assets of one or more corporations, trusts, partnerships or associations;

          (5) Allocate any specific assets or liabilities of the Corporation or any specific items of income or expense of the Corporation to one or more series or classes of Shares; and

          (6) Create one or more additional series or classes of Shares which are preferred over all other series or classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Corporation with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise provide for any special voting or other rights with respect to such series or classes.

          Subject to the provisions of Section 4 of this Article VI and applicable law, the power of the Board of Directors of the Corporation to classify or reclassify any of the Shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into a class or classes of capital stock and to divide and classify Shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

               (A) The distinctive designation of such class or series and the number of Shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of Shares of any class or series may be decreased by the Board of Directors of the Corporation in connection with any classification or reclassification of unissued Shares and the number of Shares of such class or series may be increased by the Board of Directors of the Corporation in connection with any such classification or reclassification, and any Shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein. The establishment and designation of any class or series of Shares shall be effective upon the adoption of a resolution by a majority of the Directors (or of a committee thereof) setting forth such establishment and designation and the relative rights and preferences of the Shares of such class or series. The Board of Directors (or a committee thereof) may by majority vote amend such establishment and designation. At any time, if no Shares are outstanding of a particular class or series previously so established and designated, the Directors (or a committee thereof) may by majority vote abolish such class or series and said establishment and designation thereof.

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               (B)  Whether or not and,  if so, the rates,  amounts and times at which, and the conditions under which, dividends shall be payable on Shares of such class or series.

               (C) Whether or not Shares of such class or series shall have voting rights in addition to any general voting rights provided by law and the Charter or the By-Laws of the Corporation and, if so, the terms of such additional voting rights.

               (D) The rights of the holders of Shares of such class or series upon the liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets, of the Corporation.

               (E) Any other rights, restrictions, including restrictions on transferability, and qualifications of Shares of such class or series, not inconsistent with law and the Charter of the Corporation.

          Section 6. The Board of Directors of the Corporation shall have authority to issue from time to time Shares of capital stock, whether now or hereafter authorized at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as the Board of Directors of the Corporation may deem advisable, subject to such limitations as may be set forth in the Charter or the By-Laws of the Corporation or in applicable law.

          Section 7. No Shareholder of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any Shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of Shares authorized by the Charter of the Corporation, or out of any Shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors of the Corporation, in its discretion, may determine.

          Section 8. Shares of Common Stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

               (A) Assets Belonging to a Series or Class. All consideration received by the Corporation for the issue or sale of stock of any series or class of Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series or class of Shares of Common Stock with

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     respect to which  such  assets,  payments  or funds  were  received  by the
     Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series or class. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular series or class shall be allocable among any one or more of the series or classes in such manner and on such basis as the Board of Directors of the Corporation, in its sole discretion, shall deem fair and equitable.

               (B) Liabilities Belonging to a Series or Class. The assets belonging to any series or class of Common Stock shall be charged with the liabilities in respect of such class, and shall also be charged with such series' or class' share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors of the Corporation shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series or class; and as to whether the same are allocable to one or more series or classes. The liabilities so allocated to a series or class are herein referred to as "liabilities belonging to" such series or class. Any liabilities which are not readily attributable to any particular series or class shall be allocable among any one or more of the series or classes in such manner and on such basis as the Board of Directors of the Corporation, in its sole discretion, shall deem fair and equitable.

               The Directors are authorized to pay or to cause to be paid out of the principal or income of the Corporation, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Corporation, or in connection with the management thereof, including, but not limited to, the Directors' compensation, as authorized pursuant to the By-Laws of the Corporation, and reimbursement for expenses and disbursements and such expenses and charges for the services of the Corporation's officers, employees, investment adviser, administrator, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Directors may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series or class as determined by the Directors consistent with applicable law, shall be payable solely out of the assets of that series or class. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Directors between or among any one or more of the series or

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     classes in such manner as the Directors in their sole  discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series or classes for all purposes. Any creditor of any series or class may look only to the assets of that series or class to satisfy such creditor's debt.

               The Directors shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular series or class, to pay directly, in advance or arrears, for any and all expenses of the Corporation, an amount fixed from time to time by the Directors, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

               (C) Dividends and Distributions. Shares of each series or class of Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors of the Corporation, acting in its sole discretion, with respect to such series or class, provided, however, that dividends and distributions on Shares of a series or class of Common Stock shall be paid only out of the lawfully available "assets belonging to" such series or class as such phrase is defined in Section 8(A) of this Article VI. Each Share of a series or class shall have equal rights with each other Share of that series or class with respect to the assets of the Corporation pertaining to that series or class. The dividends payable to the holders of any class or series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared in accordance with a formula adopted by the Board, whether or not the amount of dividend or distribution so declared can be calculated at the time of such declaration.

               The Board of Directors may from time to time declare and pay dividends or distributions, in securities or in cash, on any or all classes or series and to the Shareholders of record as of such date as the Board of Directors may determine, provided such dividends or distributions on Shares of any class or series shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class or series. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors. The Directors may, but need not, distribute from time to time to the Shareholders of each class or series such income and gains, accrued or realized, as the Directors may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Directors may establish) determined in accordance with good accounting practices. The Directors shall have

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     full  discretion  to  determine  which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each class or series, if any be made, may be made in one or more payments, which shall be in Shares, in cash, in securities or otherwise and on a date or dates determined by the Directors. At any time and from time to time in their discretion, the Directors may distribute to the Shareholders of any one or more classes or series as of a record date or dates determined by the Directors, in Shares, in cash, securities or otherwise, all or part of any gains realized on the sale or disposition of property of the class, series or otherwise, or all or part of any other principal of the Corporation attributable to the class or series. Each distribution pursuant to this
     Section 8(C) shall be made ratably according to the number of Shares of the class or series held by the several Shareholders on the applicable record date thereof, provided that no distributions need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Directors may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Charter of the Corporation.

               (D) Liquidating Dividends and Distributions. In the event of the liquidation or dissolution of the Corporation, Shareholders of each class or series of Common Stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to Shareholders, but other than general assets not belonging to any particular class of stock or series, the assets belonging to such class or series; and the assets so distributable to the Shareholders of any class of Common Stock or series shall be distributed among such Shareholders in proportion to the number of Shares of such class or series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock or series and available for distribution, such distribution shall be made to the holders of stock of all classes of Common Stock or series in proportion to the asset value of the respective classes of Common Stock or series determined as hereinafter provided.

               (E) Voting. Each Shareholder shall be entitled to one vote for each full Share and a proportional fractional vote for each fractional Share of Common Stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of Shareholders, all Shares of Common Stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class or series except that: (i) when expressly required by law, Shares of Common Stock shall be voted by individual class or series and (ii) when the Directors have determined that the matter affects only the interests of one or more series or classes, then only Shares of Common Stock of the respective series or classes affected by a matter shall be entitled to vote on such matter.

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     Shareholders  shall not be entitled to cumulative voting in the election of
     Directors or on any other matter.

               At all meetings of the Shareholders, the holders of one-third of the Shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by law or by the Charter or the By-Laws of the Corporation. The absence of a quorum shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there are present at the meeting, in person or by proxy, holders of record of the number of Shares required for action in respect of such other matter or matters. In addition, the holders of a majority of the Shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, except as otherwise required by the By-Laws of the Corporation, until the holders of the requisite amount of Shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of Shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the 1940 Act, or any other applicable statute, the Charter or the By-Laws of the Corporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of Shares of stock of the Corporation required for action in respect of such other matter or matters.

               Notwithstanding any provision or applicable law requiring any action to be taken or authorized by the affirmative vote of a greater proportion than the majority of the total number of Shares of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares outstanding of that class of stock entitled to vote thereon, except as otherwise provided in the Charter of the Corporation.

               (F) Redemption. All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of any outstanding Shares, without the vote or consent of Shareholders (including through the establishment of uniform standards with respect to the minimum net asset value of a Shareholder account) upon the sending of written notice thereof to each Shareholder any of whose Shares are so

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     redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefore, at net asset value per share determined in accordance with provisions of these Articles and to take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the Shares in such accounts.

               To the extent the Corporation has funds or other property legally available therefor, each holder of Shares of Common Stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the Shares of Common Stock of the Corporation standing in the name of such holder on the books of the Corporation upon request to the Corporation in proper form for transfer, as determined from time to time by the Board of Directors, and all Shares of Common Stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such Shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of Shares of Common Stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder of Common Stock of the Corporation (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code, as now or hereafter in force, (ii) subject to applicable laws, if the value of such Shares in the account maintained by the Corporation or its transfer agent for any class or series of Common Stock is less than the minimum investment amount established by the Board of Directors of the Corporation for that class or series, or (iii) if the net income with respect to any particular series or class of Common Stock should be negative or it should otherwise be appropriate to carry out the Corporation's responsibilities under the 1940 Act, in each case subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt.

               The redemption price of Shares of Common Stock of the Corporation shall, except as otherwise provided in this Section 8(F), be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price may be made in whole or in part in securities or in cash, as the Board shall deem advisable from time to time. In such event, the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the series or class of the Shares redemption of which is being sought, the value of which shall be determined as provided herein. Subject to any generally applicable limitation imposed by the Board of Directors, any payment on redemption, purchase or repurchase by the Corporation of Shares may, if authorized by the Directors, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Directors, a fair representation of the various types of securities and other property then held by the series which issued the Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of that series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made. No Shareholder shall have the right, other than as determined by the Board of Directors, to have Shares redeemed or repurchased for securities or other property held by the class or series.

               The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of Shares upon such terms and conditions and for such consideration as the Board shall deem advisable, out of funds legally available therefor, at prices per shares not in excess of the net asset value per share determined in accordance with the Charter and to take all other steps deemed necessary or advisable in connection therewith. In the absence of any specification as to the purposes for which Shares are redeemed or repurchased by the Corporation, all Shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by Maryland General Corporation Law. Shares retired by redemption or repurchase shall thereafter have the status or authorized but unissued Shares.

               (G) Conversion or Exchange. The Board may provide for a Shareholder of any class or series of the Corporation, who delivers to the Corporation a written request in good order signed by the Shareholder or his or her duly authorized agent or attorney-in-fact, subject to such procedures as may be established by the Board of Directors of the Corporation, to convert or exchange the Shares in question at a time and at a price and on such basis as the Board of Directors may provide from time to time, into Shares of stock of any other class or series of the Corporation. The Corporation shall determine the net asset value, as provided herein, of the Shares to be converted and may deduct therefrom a conversion or exchange cost, in an amount determined within the discretion of the Board of Directors of the Corporation. Any amount representing a fraction of a Share may be paid in cash at the option of the Corporation. Any conversion or exchange cost may be paid and/or assigned by the Corporation to the underwriter and/or to any other entity, as it may elect.

               (H) Restrictions on Transferability. If, in the opinion of the Board of Directors of the Corporation, concentration in the ownership of Shares of Common Stock might cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code, as now or hereafter in force, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any Share or Shares of Common Stock in an effort to prevent such personal holding company status.

               (I) Merger, Consolidation and Sale of Assets. Any one or more series of the Corporation may, either as the successor, survivor or non-survivor, (i) consolidate or merge with one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of any state of the United States; or
     (ii) transfer a substantial portion of its assets to one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of any state of the United States, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Board of Directors of the Corporation and entered into by the relevant series in connection therewith.

               (J) Incorporation, Reorganization. The Board of Directors of the Corporation may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over the assets of any one or more series of the Corporation to carry on any business in which such series of the Corporation shall directly or indirectly have any interest, and to sell, convey and transfer such assets to any such corporation, trust, partnership, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Corporation holds or is about to acquire Shares or any other interest. Subject to Section 7, Subsection I of this Article VI, the Directors may also cause a merger or consolidation between such series of the Corporation or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law.

                                   ARTICLE VII

          The number of directors of the Corporation shall be five (5) which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3) except for any period during which Shares of the Corporation are held by less than three Shareholders. The name of the director who shall act until the directors are elected by the Corporation's Shareholders or until his successor is duly elected and qualified is:

                                 Arthur A. Levy
                     --------------------------------------

                                  ARTICLE VIII

          Section 1. To the fullest extent that limitations on the liability of directors and officers are permitted by applicable law, no director or officer of the Corporation shall have any liability to the Corporation or its Shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          Every note, bond, contract, instrument, certificate, share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Corporation or the Directors or any of them in connection with the Corporation shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Directors or Director, and such Directors or Director shall not be personally liable thereon.

          Section 2. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by law. The Corporation shall indemnify and advance expenses to its officers to the same extent as to its directors and to such further extent as is consistent with law. The Board of Directors of the Corporation may make further provision for indemnification of directors, officers, employees and agents in the By-Laws of the Corporation or by resolution or agreement to the fullest extent permitted by the Maryland General Corporation Law.

          Section 3. No provision of this Article VIII shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Section 4. No further amendment to the Charter of the Corporation shall decrease, but may expand, any right of any person under this Article VIII based on any event, omission or proceeding prior to such amendment.

                                   ARTICLE IX

          Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practices by or pursuant to the direction of the Board of Directors of the Corporation, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors of the Corporation as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and Shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of Shares of capital stock, that any and all such determinations shall be binding as aforesaid.

          No provision of the Charter of the Corporation shall be effective (i) to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X

          The duration of this Corporation shall be perpetual.


                                   ARTICLE XI

          Section 1. So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the ByLaws of the Corporation.

          Section 2. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the power possessed by the Corporation itself so far as is not inconsistent with applicable law or these Articles of Incorporation. In furtherance, and not in limitation, of the powers conferred by applicable laws, the Board of Directors of the Corporation is expressly authorized:

               (A) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws of the Corporation to the Shareholders, and except as otherwise required by the 1940 Act.

               (B) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by of the Board of Directors or of the Shareholders of the Corporation.


               (C) Without the assent or vote of the Shareholders, to authorize the issuance from time to time of Shares of the stock of any series or class of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors of the Corporation may deem advisable.

               (D) Without the assent or vote of the Shareholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors of the Corporation may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

               (E) Notwithstanding anything in the Charter of the Corporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class or series, and the net asset value of each Share of any class or series of the Corporation for purposes of sales, redemptions, repurchases of Shares or otherwise.

               (F) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily: (i) to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; (ii) to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; (iii) to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; (iv) to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and (v) to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of Shareholders of the Corporation redeeming their entire ownership of Shares of any class or series of the Corporation.

               (G) Subject to the provisions of this Charter of the Corporation, the Board of Directors of the Corporation shall manage the business of the Corporation as an investment company, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Board of Directors of the Corporation may adopt By-Laws not inconsistent with this Charter of the Corporation providing for the conduct of the business of the Corporation and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, may remove from their number with or without cause, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Board of Directors of the Corporation, including an executive committee which may, when the Board of Directors of the Corporation are not in session, exercise some or all of the powers and authority of the Board of Directors of the Corporation as the Board of Directors of the Corporation may determine; they may appoint an advisory board, the members of which shall not be members of Board of Directors of the Corporation and need not be Shareholders; they may employ one or more investment advisers or administrators as provided in the By-Laws of the Corporation; they may employ one or more custodians of the assets of the Corporation and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Corporation through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Corporation to any committee of the Board of Directors of the Corporation and to any agent or employee of the Corporation or to any such custodian or underwriter.

               (H) In addition to the powers and authorities granted herein and by law expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of applicable laws, of these Articles, and of the By-Laws of the Corporation.

          Without limiting the foregoing, the Board of Directors of the Corporation shall have power and authority:

          (1) To invest and reinvest cash, and to hold cash uninvested;

          (2) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on, or lease any or all of the assets of the Corporation;

          (3) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Board of Directors of the Corporation shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Board of Directors of the Corporation shall deem proper;

          (4) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (5) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Board of Directors of the Corporation of the Corporation or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

          (6) To establish and eliminate separate and distinct series of Shares with separately defined investment objectives, policies and purposes, and with separately defined relative powers, rights, privileges and liabilities, and to allocate assets, liabilities and expenses of the Corporation to a particular series of Shares or to apportion the same among two or more series, provided that any liability or expense determined by the Board of Directors of the Corporation to have been incurred by a particular series of Shares shall be payable solely out of the assets of that series and to establish separate classes of Shares of each series, all in accordance with Article VI hereof;

          (7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Corporation; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Corporation;

          (8) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board of Directors of the Corporation shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or director as the Board of Directors of the Corporation shall deem proper;

          (9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Corporation or any matter in controversy, including but not limited to claims for taxes;

          (10) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

          (11) To borrow funds;

          (12) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Corporation's property or any part thereof to secure any or all of such obligations;

          (13) To purchase and pay for entirely out of Corporation property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Corporation and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Directors, officers, employees, agents, investment advisers, or administrators, principal underwriters, or independent contractors of the Corporation individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Director, officer, employee, agent, investment adviser, administrator, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Corporation would have the power to indemnify such person against such liability;

          (14) To pay pensions, as deemed appropriate by the Board of Directors of the Corporation, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees or agents of the Corporation;

          (15) To establish,  from time to time,  minimum total  investments for
     Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

          (16) To enter into contracts of any kind and description;

          (17) To name, or to change the name or designation of the Corporation or any series or class of the Corporation;

          (18)  To  take  whatever   action  may  be  necessary  to  enable  the
     Corporation to comply with any applicable federal, state or local statute, rule or regulation;

          (19) To engage in any other lawful act or activity in which corporations organized under the Maryland General Corporation Law may engage; and

          (20) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors of the Corporation is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, the Charter and the By-Laws of the Corporation.

               The Board of Directors of the Corporation shall not in any way be bound or limited by any present or future law or custom in regard to investments by Board of Directors of the Corporation. The Board of Directors of the Corporation shall not be required to obtain any court order to deal with any assets of the Corporation or take any other action hereunder.

          Section 6. The Corporation reserves the right from time to time to make any amendments to its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise. This Charter of the Corporation may be amended at any time by an instrument in writing signed by a majority of the then Directors when authorized to do so by a vote or written consent of Shareholders, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series or classes shall be authorized by vote or written consent of the Shareholders of each series or classes affected and no vote of Shareholders of a series or classes not affected shall be required. Amendments having the purpose of changing the name of the Corporation or of a class or series of stock, of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein or restatements of the Charter or of changing the designation of any class or series shall not require authorization by Shareholder vote. In addition, the Directors shall have the power to amend this Charter of the Corporation, at any time and from time to time, in such manner as the Directors may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Charter of the Corporation for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Corporation.

          Section 7. All persons who shall acquire Shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

               IN WITNESS WHEREOF, the undersigned incorporator of Fleming Capital Mutual Fund Group, Inc. has signed and acknowledged these Articles of Incorporation on this 15th day of August, 1997.


                                                  /s/ Arthur A. Levy
                                                  ------------------------------
                                                  Arthur A. Levy
                                                  Incorporator

WITNESS:


/s/ Richard F. Jackson
-------------------------
Name: Richard F. Jackson

               THE UNDERSIGNED incorporator of Fleming Capital Mutual Fund Group, Inc. who executed the foregoing Articles of Incorporation of which this Certificate is made a part, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.


                                                  /s/ Arthur A. Levy
                                                  ------------------------------
                                                  Arthur A. Levy
                                                  Incorporator